CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Main Place Real Estate Investment Trust of our report dated March 20, 1996 appearing on page F-2 of Main Place Funding Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
    PRICE WATERHOUSE LLP
    Charlotte, North Carolina
    January 9, 1997